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                                                   EXHIBIT 10.28


                                AMENDMENT NO. 1
                                    TO THE
                     GREAT WESTERN FINANCIAL CORPORATION
          SENIOR OFFICERS' DEFERRED COMPENSATION PLAN
                              1992 RESTATEMENT


      WHEREAS, Great Western Financial Corporation (the "Company") maintains the Great Western Financial Corporation Senior Officers' Deferred
Compensation Plan (the "Plan") to provide current tax planning opportunities as well as supplemental funds for retirement or death for selected officers of the Company and its subsidiaries;

      WHEREAS, it is desirable to amend the Plan to accommodate deferrals of bonuses under the recently approved Great Western Financial Corporation Annual Incentive Compensation Plan for Executive Officers (the "Executive Officers' Bonus Plan"), to clarify the limit on the amount of interest that may be credited on amounts deferred under the Executive Officers' Bonus Plan to satisfy the standards imposed on deferrals of performance-based compensation under the Internal Revenue Code and to permit participants to change their payout elections under certain circumstances.

      NOW, THEREFORE, the Plan is amended, effective as of August 1, 1994, as follows:


                                  ARTICLE II
                                  DEFINITIONS

1.  A new Section 2.21 is added to read as follows:


"2.21 Executive Officers' Bonus Plan. "Executive Officers' Bonus Plan" shall mean the Great Western Financial Corporation Annual
Incentive Compensation Plan for Executive Officers."


                                  ARTICLE III
                    PARTICIPATION AND DEFERRAL COMMITMENTS

2.  Section 3.1(a) is amended to read as follows:

"(a) Eligibility. Eligibility to make a Deferral Commitment shall be limited to officers who are First Vice Presidents or above, or equivalent thereof, of the Company or Great Western Bank, a Federal Savings Bank, and certain other employees of an Employer as designated by the Committee. Deferred compensation accounts of persons who are or become eligible under this Plan which are governed by the Great Western Financial Corporation Deferred Compensation Plan
(the "Regular Plan") shall, with the consent of the Participant, be governed by this Plan and not by the Regular Plan.
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3.  Section 3.1(b) is amended by adding the following to the end thereof:

"Notwithstanding the foregoing or anything in Section 3.2(b) to the contrary, a Participant's election to defer all or a portion of the bonus payable under the Executive Officers' Bonus Plan (or any similar bonus arrangements offered to other officers of the Company eligible to participate in this Plan) for the calendar year 1994 shall be effective only if submitted to the Committee on a Participation Agreement on or before August 31, 1994, and a Participant's election to defer any bonus payable under the Executive Officers' Bonus Plan for 1995 and subsequent years shall be effective only if submitted to the Committee on a Participation Agreement on or before March 15th of the calendar year in which such bonus is earned or such earlier time as the Committee may prescribe."

4. Section 3.6 is amended by changing the last sentence thereof to read as follows:

"Except as provided in Section 5.13, in no event shall the crediting rate be less than the Fixed Rate Yield."


                              ARTICLE IV
                     DEFERRED COMPENSATION ACCOUNTS

5. Section 4.3 is amended by adding the following to the end thereof:

"Notwithstanding the foregoing, the crediting rate for any amounts deferred under the Executive Officers' Bonus Plan shall be limited as set forth in Section 5.13."


                               ARTICLE V
                             PLAN BENEFITS

6.  Section 5.2 is amended to add subsection (e):

"(e)   Change of Form of Payment.  A participant may elect to change the form of retirement benefit payment filed at the time of Deferral Commitment under Section 5.2. The election to change a form of payment must be made not later than twelve (12) calendar months prior to death, disability, certain terminations after a Change in Control or retirement to be a valid election. In the event an election has not been in effect for twelve (12) calendar months at the time of such termination or retirement, the benefits shall be paid pursuant to the form in effect twelve (12) calendar months prior to such termination or retirement."
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7.  Article V is amended by adding a new Section 5.13 to read as follows:

"5.13 Limitation on Crediting Rate for Amounts Deferred under the Executive Officers' Bonus Plan. Notwithstanding anything contained herein to the contrary, including without limitation anything contained in Sections 5.1, 5.4 and 5.7, the crediting rate for amounts deferred under the Executive Officers' Bonus Plan shall not exceed 120% of the federal long-term rate, for compounding on a monthly basis, determined and published by the Secretary of the United States Department of Treasury under Section 1274(d) of the Internal Revenue Code of 1986, as amended, for the month for which interest is credited.
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                               AMENDMENT NO. 1
                                    TO THE
                      GREAT WESTERN FINANCIAL CORPORATION
                           DEFERRED COMPENSATION PLAN
                               1992 RESTATEMENT



      WHEREAS, Great Western Financial Corporation (the "Company") maintains the Great Western Financial Corporation Deferred Compensation Plan (the "Plan") to provide current tax planning opportunities as well as supplemental funds for retirement or death for selected employees of the Company and its subsidiaries;

      WHEREAS, it is desirable to amend the Plan to permit participants to change their payout elections under certain circumstances.

      NOW, THEREFORE, the Plan is amended, effective as of August 1, 1994, as follows:



                                  ARTICLE V
                                PLAN BENEFITS

      Section 5.2 is amended to add subsection (e):

      "(e)   Change of Form of Payment.  A participant may elect to change the form of retirement benefit payment filed at the time of Deferral Commitment under Section 5.2. The election to change a form of payment must be made not later than twelve (12) calendar months prior to death, disability, certain terminations after a Change in Control or retirement to be a valid election. In the event an election has not been in effect for twelve (12) calendar months at the time of such termination or retirement, the benefits shall be paid pursuant to the form in effect twelve (12) calendar months prior to such termination or retirement."
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                                AMENDMENT NO. 1
                                    TO THE
                      GREAT WESTERN FINANCIAL CORPORATION
                     DIRECTORS' DEFERRED COMPENSATION PLAN
                               1992 RESTATEMENT



      WHEREAS, Great Western Financial Corporation (the "Company") maintains the Great Western Financial Corporation Directors' Deferred Compensation Plan (the "Plan") to provide current tax planning opportunities as well as supplemental funds for retirement or death for outside directors of the Company or Great Western Bank, a Federal Savings Bank;

      WHEREAS, it is desirable to amend the Plan to permit participants to change their payout elections under certain circumstances.

      NOW, THEREFORE, the Plan is amended, effective as of August 1, 1994, as follows:



                                   ARTICLE V
                                 PLAN BENEFITS

      Section 5.2 is amended to add subsection (e):

      "(e)   Change of Form of Payment.  A participant may elect to change the form of retirement benefit payment filed at the time of Deferral Commitment under Section 5.2. The election to change a form of payment must be made not later than twelve (12) calendar months prior to death, certain terminations after a Change in Control or retirement to be a valid election. In the event an election has not been in effect for twelve (12) calendar months at the time of such termination or retirement, the benefits shall be paid pursuant to the form in effect twelve (12) calendar months prior to such termination or retirement."